Exhibit 10.3

LEASE AGREEMENT

THIS LEASE AGREEMENT (“this Lease”) is made as of this 1st day of July, 2010, between ARE-QRS CORP., a Maryland corporation (“Landlord”), and GLYCOMIMETICS, INC., a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS

Address:	Suite 250, 401 Professional Drive, Gaithersburg, Maryland 20878.

Premises:	That portion of the Project, containing approximately 14,425 rentable square feet, as determined by Landlord, as shown on Exhibit A. Gaudreau, Inc., Landlord’s architect, has measured the area of the Premises pursuant to the 1996 Standard Method of Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association (ANSI/BOMA Z65.1-1996) (“BOMA Standards”). Tenant acknowledges receipt of such measurement and confirms that (a) Tenant has had an opportunity to confirm such measurement with an architect of its selection before the Commencement Date, and (b) such measurement shall be conclusive as to the area of the Premises. Landlord covenants and agrees, irrespective of any change in the BOMA Standards subsequent to the Commencement Date, that Landlord shall not re-measure the Premises during the Term.

Project:	The real property on which the building (“Building”) in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent: $28,850, per month	Rentable Area of Premises: 14,425 sq. ft.

Rentable Area of Project: 63,154 sq. ft.	Tenant’s Share of Operating Expenses: 22.84%

Security Deposit: $57,700	Target Commencement Date: October 15, 2010

Rent Adjustment Percentage: 3%

Base Term:	Beginning on the Commencement Date and ending 60 months from the first day of the first full month following the Rent Commencement Date.

Permitted Use:	research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:		Landlord’s Notice Address:
For check payments remit to: P.O. Box 79840 Baltimore, MD 21279-0840	For overnight courier remit to: Lockbox #79840 c/o SunTrust Bank 1000 Stewart Avenue Glen Burnie, MD 21061	Attn: Corporate Secretary 385 E. Colorado Blvd., Suite 299 Pasadena, CA 91101 626-578-0777

Tenant’s Notice Address (before Rent Commencement Date):		Tenant’s Notice Address (from and after Rent Commencement Date):

101 Orchard Ridge Drive Suite 1E Gaithersburg, Maryland 20878		Suite 250 401 Professional Drive Gaithersburg, Maryland 20878

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☒ EXHIBIT A – PREMISES DESCRIPTION	☒ EXHIBIT B – DESCRIPTION OF PROJECT
☒ EXHIBIT C – WORK LETTER	☒ EXHIBIT D – COMMENCEMENT DATE
☒ EXHIBIT E – RULES AND REGULATIONS	☒ EXHIBIT F – TENANT’S PERSONAL PROPERTY

1. Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” Landlord grants Tenant, its employees, invitees, licensees, and other visitors, a non-exclusive easement to use the Common Areas during the Term in common with others entitled to use such Common Areas. Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use. The loading dock located on the second floor of the Building shall constitute a Common Area, and Tenant shall have non-exclusive access and the right to use the loading dock in common with other tenants of the Project.

2. Delivery; Acceptance of Premises; Commencement Date. Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date, with Landlord’s Work, if any, Substantially Completed (“Delivery” or “Deliver”). If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Premises within 60 days of the Target Commencement Date for any reason other than Force Majeure Delays, Tenant Delays, and Existing Tenant Delay (all as defined below), this Lease may be terminated by Landlord or Tenant by written notice to the other, and if so terminated by either: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used herein, (i) “Landlord’s Work” means the work of constructing the improvements to the Premises described on Exhibit C, which shall be performed by Landlord at its sole cost and expense, (ii) “Force Majeure Delays” means delays arising by reason of any Force Majeure (as defined in Section 34), (iii) “Tenant Delays” means (A) Tenant’s request for changes to Landlord’s Work, regardless of whether any such changes are performed, (B) construction of any such changes, (C) Tenant’s request for materials, finishes, or installations requiring unusually long lead times that were not originally included as a part of Landlord’s Work, (D) Tenant’s delay (which shall mean more than 5 business days) in reviewing, revising, or approving any plans and specifications relating to Landlord’s Work, (E) Tenant’s delay in providing information critical to the normal progression of the Project (Tenant shall provide such information as soon as reasonably possible, but in no event longer than 5 business days after receipt of any request for such information from Landlord), and (F) any other act or omission by Tenant or any Tenant Party (as defined herein), or persons employed by any of such persons, (iv) “Substantially Completed” means the substantial completion of Landlord’s Work (A) in a good and workmanlike manner, (B) in accordance with the requirements described in Exhibit C, and (C) in accordance with all applicable Legal Requirements (including, but not limited to, securing the applicable final building inspection for Landlord’s Work), subject only to normal “punch list” items, and (v) “Existing Tenant Delay” means the refusal or failure by the Existing Tenant (as defined below) to surrender the Premises by July 1, 2010 in accordance with the terms and conditions of the Existing Lease (as defined below). Landlord will promptly perform such punch list items. Tenant shall obtain, at its sole cost and expense, any applicable use and occupancy permit for the Premises issued by the applicable Governmental Authority. If Tenant does not elect to void this Lease within 5 business days of the lapse of such 60 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect. If neither Landlord nor Tenant elects to void this Lease within 5 business days of the lapse of such 60 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

Sequoia Pharmaceuticals, Inc. (“Existing Tenant”), is currently leasing the Premises from Landlord, and the lease agreement (“Existing Lease”) between Landlord and Existing Tenant is scheduled to expire on July 1, 2010 subject to Landlord’s right to advance the expiration date. Tenant understands, acknowledges, and agrees that Landlord makes no guaranty, representation, or assurance that Landlord will be able to recapture the Premises from the Existing Tenant by July 1, 2010 and that Landlord shall have no obligation or duty to seek the vacation or removal of the Existing Tenant from the Premises.

The “Commencement Date” shall mean the date of full execution and delivery of this Lease. The “Rent Commencement Date” shall be the earliest of: (i) the date Landlord Delivers the Premises to Tenant; (ii) the date Landlord could have Delivered the Premises but for Tenant Delays; and (iii) the date Tenant conducts any business in all or any part of the Premises. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the Rent Commencement Date, and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, that Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above in the Basic Lease Provisions and the Extension Term that Tenant may elect pursuant to Section 40 hereof.

Except as set forth in the Work Letter, if applicable, and the provisions of this Section 2: (i) Tenant shall accept the Premises in their condition as of the Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Any occupancy of the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent. Notwithstanding the foregoing provisions of this paragraph, Tenant shall have a period of 90 days after Landlord Delivers the Premises to Tenant to reasonably identify in writing any latent defects in the mechanical, electrical and plumbing systems serving the Premises. For purposes of this paragraph, “latent defects” means those material defects in such systems that could not have been identified or discovered through a reasonable inspection of such systems conducted by a qualified technician. Landlord will promptly repair such identified defects. On Landlord’s receipt of an executed non-reliance letter in the form provided by Landlord to Tenant, but by no later than the Commencement Date, Landlord shall provide Tenant with a copy of the most recent decommissioning report relating to the Premises.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3. Rent.

(a) Base Rent. The first month’s Base Rent (which shall be credited against the first month that Base Rent is due) and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord. Beginning on the first full calendar month after the Rent Commencement Date but subject to the provisions of Section 4(a), Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing upon 30 days prior written notice to Tenant. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

(b) Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4. Base Rent Adjustments. Base Rent shall be increased on each anniversary of the first day of the first full month following the Rent Commencement Date during the Term of this Lease (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

(a) Notwithstanding anything to the contrary contained in this Lease, but provided Tenant is not then in Default hereunder, Landlord hereby grants Tenant an abatement of the Base Rent and Operating Expenses payable during the period between the Rent Commencement Date and the expiration of the 15 full calendar month period after the calendar month in which the Rent Commencement Date occurs. Thereafter, Tenant shall pay the full amount of Base Rent and Operating Expenses due in accordance with the provisions of this Lease. Notwithstanding anything to the contrary in this Section 4(a), the adjustment in the Base Rent as set forth in this Section 4 shall be based on the full and unabated amount of Base Rent payable for the first 12 month period from and after the Rent Commencement Date.

5. Operating Expense Payments. Landlord shall deliver to Tenant a reasonable written estimate of Operating Expenses for each calendar year during the Term (“Annual Estimate”), which may be revised by Landlord no more than one time during such calendar year. Beginning on the Rent Commencement Date but subject to the provisions of Section 4(a), Tenant shall pay Landlord on or before the first day of each calendar month during the Term hereof an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever actually incurred or accrued each calendar year by Landlord with respect to the Project (including, without duplication, Taxes (as defined in Section 9), reasonable reserves consistent with good business practice for future repairs and replacements, capital repairs and improvements amortized over the lesser of 7 years or the useful life of such capital items in accordance with generally accepted accounting principles, and the costs of Landlord’s third party property manager or, if there is no third party property manager, administration rent in the amount of 4% of Base Rent), excluding only:

(a) the original construction costs of the Project and renovation prior to the date of this Lease and costs of correcting defects in such original construction or renovation;

(b) capital expenditures for expansion of the Project;

(c) interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(d) depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses);

(e) advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(f) legal and other expenses incurred in the negotiation or enforcement of leases;

(g) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(h) costs of utilities outside normal business hours sold to tenants of the Project;

(i) costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(j) salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(k) general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(l) costs (including all attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(m) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(n) penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord‘s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(o) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(p) costs of Landlord’s charitable or political contributions, or costs of acquisition and maintenance of fine art located at the Project;

(q) costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(r) costs incurred in the sale or refinancing of the Project (including any applicable recordation and transfer taxes on any deed or mortgage);

(s) net income taxes of Landlord or the owner of any interest in the Project (except to the extent such net income taxes are in substitution for any Taxes payable hereunder), franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(t) costs incurred in connection with environmental clean up, response action, or remediation on, in or under or about the Project, to the extent such costs relate to matters existing before the Commencement Date; and

(u) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required, but not to exceed 150 days), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 90 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 90 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to copies of Landlord’s books and records relating to the operation of the Project (at Landlord’s regional office in Gaithersburg, Maryland or other location in the Washington, D.C. metropolitan area) and such information as Landlord reasonably determines to be responsive to Tenant’s questions (“Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses within 30 days after Tenant’s completion of its review of the Expense Information, then Tenant shall have the right to have an independent public accounting firm selected by Tenant, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (“Independent Review”). For purposes of this paragraph, Landlord hereby approves Grant Thornton LLP, Tenant’s current accounting firm, or other comparable Tier Two or larger public accounting firm in the United States reasonably acceptable to Landlord. The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share pay Operating Expenses begins and ends shall be prorated.

“Tenant’s Share” shall be the percentage set forth in the Basic Lease Provisions as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter. Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses, and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6. Security Deposit. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (“Security Deposit”) for the performance of all of

Tenant’s obligations hereunder in the amount set forth in the Basic Lease Provisions, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (“Letter of Credit”): (i) in form and substance reasonably satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Tenant is then in Default (as defined in Section 20) and Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution reasonably satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in Maryland. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s Default. Upon each occurrence of a Default that remains uncured, Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Upon any such use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand, or provide a replacement Letter of Credit in, the amount that will restore the Security Deposit to the amount set forth in the Basic Lease Provisions. Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 5 days after demand from Landlord, restore the Security Deposit to its original amount. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 60 days after the expiration or earlier termination of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s Default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

7. Use. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions. The Premises shall be used in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use. Landlord acknowledges that Tenant intends to locate at least 4, but up to 8, Fire Safes within the Premises, each of which may weigh approximately 900 pounds plus the weight of the contents, and Landlord hereby consents to Tenant locating such Fire Safes within the Premises.

(a) Modifications to Common Areas. Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located) or at Tenant’s expense (to the extent such Legal Requirement is applicable solely by reason of Tenant’s, as compared to other tenants of the Project, particular use of the Premises) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements that are enacted after the Commencement Date, including the ADA. Tenant, at its sole expense, shall make any alterations or modifications to the interior of the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA). Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with any failure of the Premises to comply with any Legal Requirements, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement.

8. Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to (I) 150% of Rent in effect during the last 30 days of the Term for the first 30 day period of the holdover, (II) 175% of Rent in effect during the last 30 days of the Term for the second 30 day period of the holdover, and (III) 200% of Rent in effect during the last 30 days of the Term for the third 30 day period of the holdover, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over (including, from and after 90 days after the end of the Term, consequential damages if Landlord has advised Tenant in advance of any particular consequential damages that Landlord may incur or suffer as a result of Tenant’s holding over, including, without limitation, consequential damages that Landlord may incur or suffer by reason of Landlord’s inability to lease the Premises or deliver occupancy to a particular tenant). Tenant shall pay Base Rent on a per diem basis at such monthly rental rate for each day that Tenant so retains possession. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9. Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder, and franchise, rental, income or profit tax, net rents, capital levy or excise, estate, inheritance, and in no event shall Taxes include penalties or interest imposed for late payment of Taxes. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

10. Parking. Subject to all Legal Requirements, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, at no additional cost to Tenant, in common with other tenants of the Project pro rata in accordance with the rentable area of the Premises and the rentable areas of the Project occupied by such other tenants, to park in those areas designated for non-reserved parking, subject in each case to Landlord’s rules and regulations. Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project.

11. Utilities, Services. Landlord shall provide, subject to the terms of this Section 11, janitorial services to the Common Areas, water, electricity, heat, light, power, telephone, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), and refuse and trash collection (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause any Utilities to be separately metered or charged directly to Tenant by the provider at Landlord’s sole cost and expense, or if Landlord reasonably believes that Tenant is using more than its pro rata share of Utilities, at Tenant’s expense. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the

Premises during the Term. Tenant shall pay, as part of Operating Expenses, its pro rata share of all charges for jointly metered Utilities serving the second floor of the Building based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.

Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide emergency generators with not less than the stated capacity of the emergency generators located in the Building as of the Commencement Date, and (ii) to contract with a third party to maintain the emergency generators as per the manufacturer’s standard maintenance guidelines. Landlord shall have no obligation to provide Tenant with operational emergency generators or back-up power or to supervise, oversee, or confirm that the third party maintaining the emergency generators is maintaining the generators as per the manufacturer’s standard guidelines or otherwise. During any period of replacement, repair, or maintenance of the emergency generators when the emergency generators are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generators will be operational at all times or that emergency power will be available to the Premises when needed.

12. Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems, but which shall otherwise not be unreasonably withheld, conditioned, or delayed. Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $25,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts, and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 10 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, within 30 days after receipt of a reasonably detailed invoice specifying any reasonable out of pocket costs incurred by Landlord in connection with any Alteration that is not a Notice-Only Alteration. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance (in form and substance satisfactory to Landlord; form ACORD 28 [2006/07] is not satisfactory to Landlord) for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

Other than (i) the items, if any, listed on Exhibit F attached hereto, (ii) any items agreed by Landlord in writing to be included on Exhibit F in the future, and (iii) any trade fixtures, machinery, equipment and other personal property not paid for out of the TI Fund (as defined in the Work Letter) which may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term (collectively, “Tenant’s Property”), all property of any kind paid for with the TI Fund, all Alterations, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises, such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, “Installations”) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 28 following the expiration or earlier termination of this Lease; provided, however, that Landlord shall, at the time its approval of such Installation is requested or at the time it receives notice of a Notice-Only Alteration, notify Tenant if it has elected to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease. If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant’s Property which was plumbed, wired or otherwise connected to any of the Building Systems, capping off all such connections behind the walls of the Premises and repairing any holes. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

13. Landlord’s Repairs. Landlord, as an Operating Expense, shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services temporarily when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 2 business days advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall have a reasonable opportunity to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18. Landlord acknowledges that Tenant may have clearly delineated secure areas located within the Premises. Accordingly, notwithstanding any contrary provision contained in this Lease but subject to the emergency access rights described in this paragraph, Landlord and its agents, representatives, and contractors shall have the right to enter such secure areas only (a) by giving reasonable advance notice to Tenant and (b) when accompanied by Tenant or its representative. Tenant agrees to make such representative available to Landlord at all times.

14. Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

15. Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16. Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or gross negligence of Landlord. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

17. Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $5,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance policy shall name Landlord and Alexandria Real Estate Equities, Inc., and its and their respective members, officers, directors, employees, managers, and agents (collectively, “Landlord Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Copies of such policies (if requested by Landlord), or certificates of insurance (in form and substance reasonably satisfactory to Landlord; form ACORD 28 [2006/07] is not satisfactory to Landlord) showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 30 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to commercially reasonable levels then being generally required of new tenants within the Project.

18. Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (“Restoration Period”). If the Restoration Period is estimated to exceed 12 months (“Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion but only if the failure to substantially complete such repair or restoration by such date is due to matters not within Landlord’s control, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either Tenant or Landlord may terminate this Lease if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 3 months to repair such damage, or if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate this Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19. Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by either Landlord or Tenant this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20. Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 5 business days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

(b) Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(c) Abandonment. Tenant shall abandon the Premises without (i) the release of the Premises of all Hazardous Materials Clearances and free of any residual impact from the Tenant HazMat Operations, and (ii) complying with the provisions of Section 28.

(d) Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e) Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after any such lien is filed against the Premises.

(f) Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g) Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.

(h) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 60 days from the date of Landlord’s notice.

21. Landlord’s Remedies.

(a) Interest. Upon a Default by Tenant hereunder, Landlord may, until such Default is cured and without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (“Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b) Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum of 6% of the overdue Rent as a late charge (provided that Tenant shall not be required to pay such late charge upon the first occurrence of a late payment by Tenant of Rent). The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c) Re-Entry. Upon and during a Default by Tenant hereunder, Landlord shall have the right, immediately or at any time thereafter, without further notice to Tenant (unless otherwise provided herein), to enter the Premises, without terminating this Lease or being guilty of trespass, and do any and all acts as Landlord may deem necessary, proper or convenient to cure such Default, for the account and at the expense of Tenant, any notice to quit or notice of Landlord’s intention to re-enter being hereby expressly waived, and Tenant agrees to pay to Landlord as Additional Rent all damage and/or expense incurred by Landlord in so doing, including interest at the Default Rate, from the due date until the date payment is received by Landlord.

(d) Termination. Landlord shall have the right to terminate this Lease and Tenant’s right to possession of the Premises and, with or without legal process, take possession of the Premises and remove Tenant, any occupant and any property therefrom, using such force as may be necessary, without being guilty of trespass and without relinquishing any rights of Landlord against Tenant, any notice to quit, or notice of Landlord’s intention to re-enter being hereby expressly waived. Landlord shall be entitled to recover damages from Tenant for all amounts covenanted to be paid during the remainder of the Term (except for the period of any holdover by Tenant, in which case the monthly rental rate stated at Section 8 herein shall apply), which may be accelerated by Landlord at its option, together with (i) all expenses of any proceedings (including, but not limited to, legal expenses and attorney’s fees) which may be necessary in order for Landlord to recover possession of the Premises, (ii) the expenses of the re-renting of the Premises (including, but not limited to, any commissions paid to any real estate agent, advertising expense and the costs of such alterations, repairs, replacements or modifications that Landlord, in its sole judgment, considers advisable and necessary for the purpose of re-renting), and (iii) interest computed at the Default Rate from the due date until paid; provided, however, that there shall be credited against the amount of such damages all amounts received by Landlord from such re-renting of the Premises, with any overage being refunded to Tenant. If Landlord elects to accelerate such amounts, such amounts shall be discounted to present value at a rate of interest equal to the then applicable Federal Funds Rate announced from time to time by the Federal Reserve Bank located nearest the Project. Landlord shall in no event be liable in any way whatsoever for failure to re-rent the Premises or, in the event that the Premises are re-rented, for failure to collect the rent thereof under such re-renting and Tenant expressly waives any duty of the Landlord to mitigate damages. No act or thing done by Landlord shall be deemed to be an acceptance of a surrender of the Premises, unless Landlord shall execute a written agreement of surrender with Tenant. Tenant’s liability hereunder shall not be terminated by the execution of a new lease of the Premises by Landlord, unless that new lease expressly so states. In the event Landlord does not exercise its option to accelerate the payment of amounts owed as provided hereinabove, then Tenant agrees to pay to Landlord, upon demand, the amount of damages herein provided after the amount of such damages for any month shall have been ascertained; provided, however, that any expenses incurred by Landlord shall be deemed to be a part of the damages for the month in which they were incurred. Separate actions may be maintained each month or at other times by Landlord against Tenant to recover the damages then due, without waiting until the end of the term of this Lease to determine the aggregate amount of such damages. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or being dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(e) Lien for Rent. Upon and during any Default by Tenant pursuant to Section 20(a), Landlord shall have a lien upon the property of Tenant in the Premises for the amount of such unpaid amounts, and Tenant hereby specifically waives any and all exemptions allowed by law. In such event, Tenant shall not remove any of Tenant’s property from the Premises except with the prior written consent of Landlord, and Landlord shall have the right and privilege, at its option, to take possession of all Tenant’s property in the Premises, to store the same on the Premises, or to remove it and store it in such place as may be selected by Landlord, at Tenant’s risk and expense. If Tenant fails to redeem the personal property so seized, by payment of whatever sum may be due Landlord hereunder (including all storage costs), Landlord shall have the right, after twenty (20) days written notice to Tenant of its intention to do so, to sell such personal property so seized at public or private sale and upon such terms and conditions as may appear advantageous to Landlord, and after the payment of all proper charges incident to such sale, apply the proceeds thereof to the payment of any balance due to Landlord on account of rent or other obligations of Tenant pursuant to this Lease. In the event there shall then remain in the hands of Landlord any balance realized from the sale of said personal property, the same shall be paid over to Tenant. The exercise of the foregoing remedy by Landlord shall not relieve or discharge Tenant from any deficiency owed to Landlord which Landlord has the right to enforce pursuant to any of the provisions of this Lease. Tenant shall also be liable for all expenses incident to the foregoing process, including any auctioneer or attorney’s fees or commissions.

(f) Other Remedies. In addition to the foregoing, Landlord, at its option, without further notice or demand to Tenant, shall have all other rights and remedies provided at law or in equity.

22. Assignment and Subletting.

(a) General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 49% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.

(b) Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 10 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (“Assignment Date”), Tenant shall give Landlord a notice (“Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent, or (ii) refuse such consent, in its reasonable discretion (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting). Tenant shall pay to Landlord a fee equal to $1,500 in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents, and which fee shall comprise all of Landlord’s attorneys’ and other fees associated therewith.

Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity that is a successor-in-interest to Tenant, by way of merger, consolidation, or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring this Lease, (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants, and conditions of this Lease arising after the effective date of the assignment (a “Permitted Assignment”).

Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances: (i) the proposed assignee or sublessee is engaged in areas of scientific research or other business concerns that are controversial, in Landlord’s reasonable judgment, or Tenant’s proposed use of the Premises will violate any applicable Legal Requirement, (ii) the proposed assignee or transferee lacks the creditworthiness to support the financial obligations it would incur under the proposed assignment or sublease, (iii) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or sublessee would require increased services by Landlord beyond those services required by all other tenants in the Building, (iv) Landlord has received from any other landlord to the proposed assignee or sublessee a negative report concerning such other landlord’s experience with the proposed assignee or sublessee, (v) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or sublessee, (vi) the proposed assignment will create a vacancy elsewhere in the Project, or (vii) the assignment or sublease is prohibited by Landlord’s lender.

(c) Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this

Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or sublessee is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d) No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee for Tenant for the sole purpose of collecting such rent, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until and during the occurrence of a Default, Tenant shall have the right to collect such rent.

(e) No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under this Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f) Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23. Estoppel Certificate. Tenant shall, within 15 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part but by no other person. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, be conclusive upon Tenant that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24. Quiet Enjoyment. So long as Tenant shall perform within any applicable cure periods after applicable notice all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of the number of calendar days in each such month or year, as the case may be, that is to be prorated.

26. Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project and delivered to Tenant. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27. Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. On Tenant’s written request, Landlord shall use its commercially reasonable efforts (but with no obligation to pay any out-of-pocket fees or sums) to obtain from any Holder of a first lien Mortgage at any time during the Term covering any or all of the Project or the Premises a non-disturbance agreement on Holder’s standard form in favor of Tenant assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

28. Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (“Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of this Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $2,500. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30. Environmental Requirements.

(a) Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project.

(b) Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (“Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c) Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d) Testing. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Subject to the provisions of this paragraph, Tenant shall be required to pay the cost of such annual test of the Premises; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e) Underground Tanks. If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(f) Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of this Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(g) Definitions. As used herein, (i) the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder, and (ii) the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have previously furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially, and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 2 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim and telephonic notice to Tenant’s principal contact with Landlord. Landlord shall then have 2 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If such claimed Material Landlord Default is not a default by Landlord hereunder, or if Tenant failed to give Landlord the notice required hereunder within 2 business days of learning of the conditions giving rise to the claimed Material Landlord Default, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder. If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion, and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately preceding sentence of this paragraph and the other provisions of this Lease.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the

Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 2 business days advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Project stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Project, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.

33. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34. Force Majeure. Except for the payment of Rent, neither Landlord nor Tenant shall be responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, strikes, lockouts, or other labor disputes, embargoes, quarantines, disruptive or unseasonal weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, controls, or moratoria (unless either party, through its acts or omissions, prompted or triggered such governmental restrictions, orders, limitations, regulations, controls, or moratoria), national emergencies, delay in issuance or revocation of permits (unless either party, through its acts or omissions, prompted or triggered such delay), enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond the reasonable control of Landlord (collectively, “Force Majeure”).

35. Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Scheer Partners, Inc. (“Scheer”). Scheer shall be paid by Landlord pursuant to a separate agreement between Landlord and Scheer. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims (including the reimbursement of reasonable attorneys’ fees) by any Broker, other than Scheer, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

36. Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE

CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations, and discussions, whether oral or written, of the parties, and there are no warranties, representations, or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

38. Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Landlord, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants. Landlord shall provide Tenant, at Tenant’s cost, Tenant’s Share of space located on the highest elevation of the existing monument sign at the Project.

39. Roof Equipment. As long as Tenant is not in Default under this Lease, Tenant shall have the right, subject to compliance with all Legal Requirements, to install, maintain, and remove on the top of the roof of the Building (located directly above the Premises and based on Tenant’s proportionate share of space available on the roof of the Building) one or more satellite dishes, communication antennae, or other equipment (all of which having a diameter and height acceptable to Landlord) for the transmission or reception of communication of signals as Tenant may from time to time desire (collectively, the “Roof Equipment”) on the following terms and conditions:

(a) Requirements. Tenant shall submit to Landlord (i) the plans and specifications for the installation of the Roof Equipment, (ii) copies of all required governmental and quasi-governmental permits, licenses, and authorizations that Tenant will and must obtain at its own expense, with the cooperation of Landlord, if necessary for the installation and operation of the Roof Equipment, and (iii) an insurance policy or certificate of insurance evidencing insurance coverage as required by this Lease and any other insurance as reasonably required by Landlord for the installation and operation of the Roof Equipment. Landlord shall not unreasonably withhold or delay its approval for the installation and operation of the Roof Equipment; provided, however, that Landlord may reasonably withhold its approval if the installation or operation of the Roof Equipment (A) may damage the structural integrity of the Building, (B) may void, terminate, or invalidate any applicable roof warranty, (C) may interfere with any service provided by Landlord or any tenant of the Building, (D) may reduce the leaseable space in the Building, or (E) is not properly screened from the viewing public.

(b) No Damage to Roof. If Tenant or its agents shall cause any damage to the roof during the installation, operation, and removal of the Roof Equipment such damage shall be repaired promptly at Tenant’s expense and the roof shall be restored in the same condition it was in before the damage. Landlord shall not charge Tenant Additional Rent for the installation and use of the Roof Equipment. If, however, Landlord’s insurance premium or Tax assessment increases as a result of the Roof Equipment, Tenant shall pay such increase as Additional Rent within 10 days after receipt of a reasonably detailed invoice from Landlord. Tenant shall not be entitled to any abatement or reduction in the amount of Rent payable under this Lease if for any reason Tenant is unable to use the Roof Equipment. In no event whatsoever shall the installation, operation, maintenance, or removal of the Roof Equipment by Tenant or its agents void, terminate, or invalidate any applicable roof warranty.

(c) Protection. The installation, operation, and removal of the Roof Equipment shall be at Tenant’s sole risk. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees) of every kind and description that may arise out of or be connected in any way with Tenant’s installation, operation, or removal of the Roof Equipment.

(d) Removal. At the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove the Roof Equipment from the Building. Tenant shall leave the portion of the roof where the Roof Equipment was located in good order and repair, reasonable wear and tear excepted. If Tenant does not so remove the Roof Equipment, Tenant hereby authorizes Landlord to remove and dispose of the Roof Equipment and charge Tenant as Additional Rent for all costs and expenses incurred by Landlord in such removal and disposal. Tenant agrees that Landlord shall not be liable for any Roof Equipment or related property disposed of or removed by Landlord.

(e) No Interference. The Roof Equipment shall not interfere with the proper functioning of any telecommunications equipment or devices that have been installed by or for any other tenant of the Building before the date of the installation of the Roof Equipment. Tenant acknowledges that other tenant(s) may have approval rights over the installation and operation of telecommunications equipment and devices on or about the roof, and that Tenant’s right to install and operate the Roof Equipment is subject and subordinate to the rights of such other tenants. Tenant agrees that any other tenant of the Building that currently has or in the future takes possession of any portion of the Building will be permitted to install such telecommunication equipment that is of a type and frequency that will not cause unreasonable interference to the Roof Equipment.

(f) Relocation. Landlord shall have the right, at its expense and after 60 days prior notice to Tenant, to relocate the Roof Equipment to another site on the roof of the Building as long as such site reasonably meets Tenant’s sight line and interference requirements and does not unreasonably interfere with Tenant’s use and operation of the Roof Equipment.

(g) Access. Landlord grants to Tenant the right of ingress and egress on a 24 hour 7 day per week basis to install, operate, and maintain the Roof Equipment. Before receiving access to the roof of the Building, Tenant shall give Landlord at least 24 hours’ advance written or oral notice, except in emergency situations, in which case 2 hours’ advance oral notice shall be given by Tenant. Landlord shall supply Tenant with the name, telephone, and pager numbers of the contact individual(s) responsible for providing access during emergencies.

(h) Appearance. If required by Legal Requirements, the Roof Equipment shall be painted the same color as the Building so as to render the Roof Equipment virtually invisible from ground level.

(i) No Assignment. The right of Tenant to use and operate the Roof Equipment shall be personal solely to GlycoMimetics, Inc., and (i) no other person or entity shall have any right to use or operate the Roof Equipment, and (ii) Tenant shall not assign, convey, or otherwise transfer to any person or entity any right, title, or interest in all or any portion of the Roof Equipment or the use and operation thereof.

(j) Taxes; Fees. Tenant shall promptly pay all taxes and license fees imposed by any Governmental Authority in connection with the installation, operation and maintenance of any Roof Equipment.

40. Right to Extend Term. Tenant shall have the right to extend the Term of this Lease upon the following terms and conditions:

(a) Extension Rights. Tenant shall have one consecutive right (“Extension Right”) to extend the term of this Lease for 5 years (“Extension Term”) on the same terms and conditions as this Lease (other than Base Rent) by giving Landlord written notice of its election to exercise the Extension Right at least 9 months prior, and no earlier than 15 months prior, to the expiration of the Base Term of this Lease.

Base Rent shall be adjusted on the commencement date of the Extension Term and on each anniversary of the commencement of the Extension Term by multiplying the Base Rent payable immediately before such adjustment by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such adjustment. In addition, Landlord may impose a market rent for the parking rights provided hereunder.

(b) Rights Personal. The Extension Right is personal to Tenant and, except in connection with any Permitted Assignment of this Lease, is not assignable without Landlord’s consent, which consent may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease.

(c) Exceptions. Notwithstanding anything set forth above to the contrary, the Extension Right shall not be in effect and Tenant may not exercise the Extension Right: (i) during any period of time that Tenant is in Default under any provision of this Lease; or (ii) if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise the Extension Right, regardless of whether the Defaults are cured.

(d) No Extensions. The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Right.

(e) Termination. The Extension Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Extension Right to the date of the commencement of the Extension Term, regardless of whether such Defaults are cured.

41. Miscellaneous.

(a) Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above in the Basic Lease Provisions. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b) Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c) Financial Information. Tenant shall furnish Landlord with true and complete copies of Tenant’s most recent audited (if available) and unaudited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term. The unaudited annual financial statements shall be subject to adjustment but shall nonetheless be correct and complete in all material respects and fairly present the results of the operations of Tenant for the periods indicated. During any period of Default by Tenant, Tenant shall within 10 days after request therefor by Landlord furnish Landlord with additional financial information or summaries that Tenant typically provides to its lenders or shareholders.

(d) Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease, but any such recordation shall be at Landlord’s sole cost and expense.

(e) Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h) Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i) Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(j) OFAC. Tenant, and all beneficial owners of Tenant, are currently (i) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (ii) not listed on, and shall not during the Term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (iii) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(k) Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(l) No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(m) Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(n) Confidentiality. Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant and its partners, officers, directors, employees, agents, real estate brokers, and sales persons and attorneys shall not disclose the terms of this Lease to any other person without Landlord’s prior written consent (which consent may be denied in Landlord’s sole and absolute subjective discretion), except to (a) any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, (b) to an assignee of this Lease or sublessee of the Premises, (c) to an entity or person to whom disclosure is required by Legal Requirements or in connection with any action brought to enforce this Lease, (d) Tenant’s consultants, agents, architects, or attorneys representing Tenant in connection with this Lease, or (e) any Governmental Authority involved in any investigation into the compliance of the Premises or the Project with the Legal Requirements.

[ Signatures on next page ]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

GLYCOMIMETICS, INC., a Delaware corporation

By:
Its:	CEO

LANDLORD:

ARE-QRS CORP., a Maryland corporation

By:
Its:	SVP – General Counsel

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

MAJOR VERTICAL PENETRATION
BUILDING COMMON AREA
FLOOR COMMON AREA
SEQUOIA

SECOND FLOOR PLAN

10 APRIL, 2007

Alexandria Real Estate Equities, Inc
Gaudreau, Inc. Architects Planners Engineers

401 PROFESSIONAL DRIVE
Gaithersburg, Maryland

EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

All that lot or parcel of land in the 9th Election District of Montgomery County, Maryland and described as follows:

Lot 1, Block B, in the Subdivision known as “Gaithersburg North Research & Development Center” as per Plat recorded in Plat Book 138 at Plat 15921, among the Land Records of Montgomery County, Maryland

Parcel I.D. No. 9-201-2636295

EXHIBIT C TO LEASE

WORK LETTER

June 4, 2010
401 Professional Drive Gaithersburg, MD 20878 GlycoMimetics Design Intent Work Letter Page 1 of 6

14,425 SF

General Conditions –

Project Manager (3 weeks) and Job site superintendent supervision (8 weeks) are included in the scope of work. Fine clean and administrative coverage associated with O&M, permitting and contract/documents.

Demolition –

The scope of work will include:

•	Removal of walls as required by the attached Glycomimetics floor plan (furnished by Tom Zeberlin received June 1, 2010) are included.

•	Removal of visible carpet and VCT flooring as required for replacement.

•	Removal and salvage of existing doors for reuse.

•	All ceiling tiles will be removed for replacement.

Concrete, Fire Safing, Roofing –

The scope of work will include:

•	Core drilling will be provided as needed to accommodate new pantry and lab sinks as well as drain for glass wash.

•	Roofing repair and flashings will be installed as required to accommodate condensing units for supplemental AC units and cold room condensing units.

Millwork & Carpentry –

The scope of work will include:

•	Plastic Laminate Millwork: 14 linear feet of new plastic laminate casework and countertops in pantry.

•	Laboratory Casework:

•

One hundred forty eight linear feet (relocated cabinets refurbished from demo’d stock of 113 assumed in total footage, 35 linear feet of new base sink cabinets) of new metal laboratory casework will be installed, similar to the existing casework.

•	113 linear foot of casework will be relocated, refurbished and reused in the suite.

•	Metal casework refurbishment will include cleaning, spot sanding and electro-static repainting of both the inner and outer areas of the cabinets.

•

Furnish and install 1100 square feet of new phenolic resin tops (728 linear feet of existing cabinets to receive new tops, existing sinks and faucets to remain and be cleaned, new sinks to be greater than 20” wide with a depth of at least 16 (sixteen) inches.

•	Existing (to remain) fume hoods to be cleaned; the metal exteriors will be refurbished, similar to the metal cabinets.

•	New sinks and faucets will be provided at new sink islands shown on Glycomimetics floor plan.

•	All existing safety and casework (unless otherwise noted) to be existing to remain.

•	Furnish and install five (5) lab sinks and associated casework and piping (tenant to reimburse landlord $18,550)

June 4, 2010
401 Professional Drive Gaithersburg, MD 20878 Glycomimetics Design Intent Work Letter Page 2 of 6

Doors, Frames, Hardware and Glass –

The scope of work will include:

•	Re-install 13 existing doors and hardware.

•	Furnish and install 16 new doors and frames (to match building standard) ; hollow metal knock down frames with solid core wood stain grade birch doors.

•

Furnish and install 12 independent side light frames (measurements 12”x80” – outside dimension hollow metal). Furnish and install 2 (two) new suite entry hardware, 6 (six) interior latch sets, 29 (twenty nine) lock sets Schlage (or like) Athens series cylindrical prep. Furnish and install 8 (eight) 2x4 viewing windows from corridor to lab.

•	Orbital hardware to be replaced per code with lever sets.

•	New double glass entry door with store front and ADA compliant egress exit hardware.

Partitions –

The scope of work will include:

•

Per the attached Glycomimetics floor plan (furnished by Tom Zeberlin, received June 4, 2010) furnish and install new demising partition to separate tenant from other space on the floor. This partition will be full height to the underside of the roof deck; All new interior partitions are to extend from the slab to the underside of existing ceiling grid

•	Full height partitions will be installed at the conference rooms and three (3) large offices along the east wall.

•	Existing partitions will be patched and repaired as required and repainted.

•	Wall assembly to be 2 1/2” metal studs with 18” OC stud separation, drywall to be 1/2”. No walls to receive insulation.

Ceilings –

The scope of work will include:

•	Furnish and install new Armstrong 755B 2x4 ceiling tile throughout the entire tenant area.

•	All existing ceiling grids will remain and be repaired and be repainted.

•	New ceiling systems will be installed in the Tissue Culture, Storage, microscopy, Hydrogenation and Glasswash rooms.

Painting –

The scope of work will include:

•	Painting of all existing partitions throughout suite with two coats of flat latex paint

•	All new partitions to receive two coats of flat latex paint.

•	All ceiling grid to be repainted if needed.

•	All existing and new door frames and side light frames will be painted.

June 4, 2010
401 Professional Drive Gaithersburg, MD 20878 Glycomimetics Design Intent Work Letter Page 3 of 6

Flooring –

The scope of work will include:

•

Furnish and install new carpet flooring throughout the office suite, using J&J Invision (or equal) commercial density carpet (Series: Alias, Assurance, Frequency, Fuse, Integrity, Jackpot, Mix, Merge, Fuse or Solutions).

•	Furnish and install new 4” vinyl cove base by Johnsonite (or like) throughout the entire tenant space.

•	Furnish and install new 12”x12” vinyl composite tile (manufacturer: AZ Rock) throughout the entire laboratory area.

Equipment –

The scope of work will include:

•	A card reader allowance is included (5 Datawatch entry points).

•	Glass wash (including to provide regular water supply utility to) under counter 115V Flaskscrubber® Item Number 4420320 (or equal).

•	Two new refurbished 6’ (6 foot) fume hoods.

•	ANSIZ9.5 compliant inspections and balancing on all existing hoods.

•	Cold room allowance (10’x6’x8’ walk in freezer with floor) with three (3) horsepower condensing unit.

HVAC –

The scope of work will include:

•	18 (eighteen) new diffusers (tied into existing building systems assumed to be functional and adequate),

•	16 (sixteen) new return air grills, set two thermostats.

•	Furnish and install two new supplemental AC units (one to supply {cooling only air} at conference rooms A&B, one to supply {cooling only air} to the LAN room).

•	Furnish and install 3 (three) exhaust fans.

•	Relocate 20 (twenty) diffusers.

•	Air balance area of construction to comply with City of Gaithersburg building permit requirements.

•	Repair roof top units allowance.

•	Perimeter fan coil replacement (quantity four).

Plumbing –

The scope of work will include:

•	Furnish and install new pantry rough in and sink including drain and hot and cold water (point of use (Insta-hot or like).

•	Furnish and install new sinks at new laboratory benches where shown on the plan.

•	Plumbing wrap PVC with fire wrap as needed to meet code.

Life Safety (Sprinkler) –

The scope of work will include:

•	Furnish and install sprinkler heads as required by the attached Glycomimetics floor (furnished by Tom Zeberlein, received June 4, 2010.

•	One dry pendant is included for the cold room.

June 4, 2010
401 Professional Drive Gaithersburg, MD 20878 Glycomimetics Design Intent Work Letter Page 4 of 6

Electrical –

LIGHTING

The scope of work will include:

•	Provide and install (60) sixty new prismatic 4 lamp 2x4 light fixtures.

•	Relocate (70) seventy existing 2x4 light fixtures.

•	Re-lamp and/or re-ballast (20) twenty existing 2x4 light fixtures.

•	Relocate (10) ten existing 2x2 light fixtures.

•	Provide and install (13) thirteen standard exit light fixtures.

•	Provide and install (34) thirty four ceiling mounted dual technology occupancy sensor switches.

•	Provide and install (29) twenty nine wall mounted dual technology occupancy sensor switches.

•	Provide and install (5) five standard switches.

•	Provide and install (2) two 3 way switches.

POWER

The scope of work will include:

•	Install (2) two GFI receptacles.

•	Install (60) sixty duplex receptacles.

•	Install (7) seven junction boxes with circuitry and make the electrical connections to the owner-furnished furniture whip.

•	Provide power and make the electrical connections to the garbage disposal.

•	Provide power and make the electrical connections to the instant hot.

•	Install (1) one dedicated receptacle for the microwave.

•	Install (20) twenty new 20 amp 120 volt circuits.

•	Install (23) twenty three ring & strings for the voice/data devices.

•	Install (30) thirty dedicated 20 amp 208 volt circuits for the equipment.

•	Provide power and make the electrical connections to the AC-1 & CU-1.

•	Provide power and make the electrical connections to the cold box.

•	Install (1) one roof-top GFI receptacles.

•	Install (2) two dedicated quad receptacles.

•	Install (1) one 30 amp 208 volt receptacle for the server.

•	Back up generator available power is 100AMPs, 120/208V, however NO pricing is included related to that work).

FIRE ALARM

The scope of work will include:

•	Provide and install (9) nine new Wheelock strobe devices.

•	Provide and install (1) one new Wheelock Smoke Detector.

•	Provide and install (14) fourteen Wheelock bell/strobe devices.

•	Provide and install (1) one new Silent Knight Expander Panel.

•	Submittals and permit are included.

•	Scope excludes synchronization module or replacement of existing fire alarm devices.

June 4, 2010
401 Professional Drive Gaithersburg, MD 20878 Glycomimetics Design Intent Work Letter Page 5 of 6

Architectural/Engineering/Permitting –

The scope of work will include:

•	Provide Architectural and Engineering plans in accordance with landlord approval.

•	A/E meetings will include three (3) meetings with the tenant.

•	Obtain building and trade permits.

EXCLUSIONS –

Pricing excludes all data and telephone wiring or demo of existing low voltage wiring. Any and all furniture (including but not limited to lab equipment shown on the plans and systems furniture) are to be provided by the tenant.

Pricing assumes: existing building systems to be operational and sufficient to supply: hot and cold air, water and power. Assumes generator is configured correctly with proper power over current protection.

June 4, 2010
401 Professional Drive Gaithersburg, MD 20878 Glycomimetics Design Intent Work Letter Page 6 of 6

Alternates to the pricing include:

Alternate #1 DI Plumbing allowance (The main components within deionized water system are as follows:

1 (quantity) Pressure Reducing Valve, Pressure Gauges, 1 (quantity) 20” x  3/4” Filter Housing (wall mounted), 1 (quantity) 20 Micron Prefilter Element, 1 (quantity) 1.2 cu. ft. Organic Adsorption (Carbon) Tank, 1 (quantity), Multi-stage Distribution pump, 2 (quantity), 2.2 cu. ft. Mixed Bed Deionizers, 1 (quantity) 2 Megohm Indicator Light w/ Housing, 1 (quantity) Ultraviolet Purifier with 254nm Bulb (wall mounted), 1 (quantity) 20” x  3/4” Filter Housing, all natural (wall mounted) with .2 micron postfilter (FPN922EGS), 1 (quantity) Digital Resistivity Monitor-loop supply only (wall mounted). Materials, Freight, Installation labor Included. Training included. Natural Polypropylene High Purity Distribution Piping Loop. Serpentine in design to feed four sinks and one glass-washer. This budget pricing is based upon 450’ total linear footage (including the drops.) The loop will be supported with V-channel. The method of fusion is socket-welding via heat-fusion. Minimal dead-legs at each drop per the FDA guidelines. All materials, ball valves, piping & fittings included. Freight included. Sanitization of the loop & system with Minncare Disinfectant included.

RKK

Expansion area NOT INCLUDED
Chest Freezer
Combi Flash
Hood
Lab 2
Office
Change From Conference Room
HPLC
Fume Hood
Proposed IT Room
Synthetic Chem
Office
Microscopy
Hydrogenation
Lyophilizer
Glass Wash
Receiving Staging
BSC

SCALE: 3/32" = 1'-0"

Second Floor Plan

GlycoMimetics

401 Professional Drive
Gaithersburg, Maryland

8 June, 2010

Gaudreau, Inc.
Architects Planners Engineers

RKK

DN
DN
MEN'S
HVAC
ELEC
Copy Room
Files
Supplies
Galley Kitchen
21' x 12'
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
Office
BSC

SCALE: 3/32" = 1'-0"

Second Floor Plan

GlycoMimetics

401 Professional Drive
Gaithersburg, Maryland

8 June, 2010

Gaudreau, Inc.
Architects Planners Engineers

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made as of this      day of                     , 2010, between ARE-QRS, INC., a Maryland corporation (“Landlord”), and GLYCOMIMETICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated as of June     , 2010 (“Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree that the Commencement Date of the Base Term of the Lease is June     , 2010, the Rent Commencement Date for Base Rent and Operating Expenses is                     , 2010 (subject to the applicable abatement set forth in Section 4(a) of the Lease), and the expiration date of the Base Term of the Lease shall be midnight on                     ,                     . In case of a conflict between the terms of the Lease and the terms of this Acknowledgement of Commencement Date, this Acknowledgement of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:
GLYCOMIMETICS, INC., a Delaware corporation

By:
Its:

LANDLORD:
ARE-QRS CORP., a Maryland corporation

By:
Its:

EXHIBIT E TO LEASE

Rules and Regulations

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

Asset ID	Description
1	Autoclave.sterilizer
10	Biosafety tissue culture hood 4’
101	Peristaltic pump with signal cable
102	Peristaltic pump P-1
104	Whirlpool Refrigerator
105	Undercounter refrigerator
106	Glassdoor Chromatography Refrigerator
107	Roller Bottle apparatus
108	DU-640 Spectrophotometer
11	Biosafety tissue culture hood 6’
110	VHS HI-FI Video recorder/cell flow
111	Time/Date Generator/Cell Flow
114	13” VCR/TV Monitor with case
115	Circulating Waterbath
116	Circulating Waterbath
117	Waterbath Model 1255
119	Nanopure Water Filtration Syst.
12	HPLC equipment
13	HPLC and accessories
132	Ektaprint 90 Copier with sorter
134	Paper Fax
135	3 Panasonic 2-Line; 6 AT&T 725 line
136	Paper shredder
14	HPLC and accessories
16	Tissue Culture Incubator
17	Tissue Culture Incubator
18	Tissue Culture Incubator
19	Tissue Culture Incubator
194	Conference Library Tables
197	Mahogany desk
198	Drafting stools
199	Green executive High-back chair
2	Hollow fiber bioreactor
20	Incubator - insect cells
200	Lab bench
201	CLC chair/Guest chairs
205	8 Mahogany lateral file cabinets
206	Lab furniture for Tis. culture lab
208	2 Mahogany desks
21	Incubator
210	Framed posters
211	18 Mahogany bookshelves
213	Chairs for conference room (6)
214	4 used chairs for conference room
216	Blue swivel chairs for technicians
217	Gray desks (2) for technicians
218	Fireproof filing cabinet (4 drawer)
219	8 used Blue chairs for conference room
22	Absorbance monitor/optical unit
224	Lab furniture
225	Bookshelf and file combo(Magnani)
226	Lab stools
228	2 Executive and 2 side chairs
230	Gray desk with right hand pedestal
231	Gray fabric chairs for microscope work
233	Furn Mart Bookshelves
234	Fireproof cabinet
24	Minprotean & power supply
25	Shaker flask/inc
27	Fraction collector

28	Roto-evaporator
29	Roto-evaporator
3	Centrifuge and rotors
30	Sequencing gel system
32	Cell-porator system
33	Cell-porator voltage booster
34	Horizontal gel apparatus
35	Wheaton cell-gro &stirrer
36	Environmental shaker/combo
38	12 channel pipette
39	Trans-blot semi-dry cell
4	Centrifuge/rotors
40	PCR temperature cycler
41	Reacti-therm heating/stirring
44	Orbit shaker junior w/combo platform
45	Power supply
46	Dionex PAD detector / interface card
47	Fraction collector
48	Pipettor- 8 channel
49	Fraction collector
5	Centrifuge
50	Bio-Dot microfiltation system
51	UV monitor molecular biology
52	Flow cell 3mm & filters monitor
53	Fraction collector
54	System recorder
56	HPLC column slurry packer
58	RC-Mini Reservoir and Cell concentra
6	Centrifuge/rotors
60	Model 84400 Stirred cell
62	Cellulose Cartridge + Flowpath
63	DC1K15 Refrigerated Circulating waterbath
64	Mini Protean II Cell
65	Cellulose Cartridge + Tubing,Caps
66	Gilson Fraction collector
67	3M2 Cartridge with modified flow
68	Gilson Fraction collector
69	Model III Mini IEF Cell
7	Microcentrifuge
70	Powerpac 100 Power supply
71	Spectrum Medical Stirred cell concen
72	Econo Buffer Selector
73	Stratalinker UV Crosslinker
74	Spectrum Medical Stirred cell 70 ml
75	Cole Parmer Pump drive with pump head
77	Tiss.Cul. Counter top Hood
78	Spectrofluorometer LS50B
79	Linomat IV with Twin trough
80	Planarchromat 2.5/0.15 Microscope lens
81	Microscope/Hoffman phase
82	ICM 405 Microscope/camera
83	Televal 3 Inverted Microscope/TC
84	Photography attach. for Univ. Micros.
85	Dage MTI Camera 72 with control panel
86	Stemi 2000c stero Microscope/stand
87	pH Meter with probe
89	P-200 Pipetman
9	Freezer -80
90	Cytofluor plate reader
92	Bio-Tek Instrum.plate washer
98	Vacuum pump

99	Welsh vacuum pump
GMI000030	Microbalance
GMI000040	Mettler with broken glass shield
GMI000050	Refrigerator
GMI000060	Shandon, Cytospin, Model 3
GMI000070	Genios Microplate Reader
GMI000130	VWR Economy Vacuum/Oven
GMI000160	Cryoplus 2, Liquid Nitrogen Storage Unit (includes delivery and installation)
GMI000180	Plate Washer
GMI000250	Liquid Nitrogen 80 Freezer w/LN2 backup system and delivery charges
GMI000270	Hydrofunction Apparatus
GMI000280	Flexi-Dry MP, 3 liter, -85C Freeze Dryer
GMI000290	Extraction Manifold for hydrofunction apparatus
GMI000300	Auto Temperature Controller for hydrofunction apparatus
GMI000350	Vacuum Pump
GMI000360	Chromatography Refrigerator w/sliding glass doors
GMI000370	Shredder
GMI000410	VWR Sheldon Microprocessor vacuum oven
GMI000420	Mettler 220G/31G
GMI000430	Tharo H434 label printer
GMI000460	Biosafety cabinet and Base
GMI000470	Economy incubator model 1510E
GMI000490	BOC Edwards E-Lab2 Vacuum Pump and Trap
GMI000510	Buschi Rotary Evaporator Model #R-205CR 20/40
GMI000520	Two Fire Proof Cabinets
GMI000550	Flammable Liquid Storage Cabinet
GMI000570	Buchi Rotary Evaporator (R-200CR)
GMI000580	KNF Chemically Resistant Vacuum Pump
GMI000590	Shimadzu HPLC Machine
GMI000660	Edwards vacuum pump
GMI000690	Joauan Thelco Oven Model 70
GMI000730	Edward vacuum pump
GMI000740	Oil mist filter for Edwards vacuum pump
GMI000750	KNF chemical resistant pump
GMI000780	Cabinet to store flammable liquid chemicals
GMI000790	Eppendorf microcentrifuge model 5415D
GMI000800	IFC LP70Plus projector
GMI000810	Ceramic Hot Plate Midi
GMI000820	Edwards Vacuum Pump Ser#066021961
GMI000830	Oil Mist filter - KNF vacuum pump
GMI000840	R-200CR rotary evaporator
GMI000850	KNF Chemical Resistant Pump
GMI000920	KNF oil free vacuum pump
GMI000930	2 Brinkmann/Buchi RC210C Rotary Evaporator
GMI000970	LC Mass Sepc SL Package with pumps & loops
GMI001000	Xerox Color Copier
GMI001010	Edwards RV8/5 vacuum pump ser#66276686
GMI001020	Edwards RV8/5 vacuum pump ser#66279219
GMI001030	Edwards RV8/5 vacuum pump ser#66273947
GMI001040	Edwards RV8/5 vacuum pump ser#66294262
GMI001080	Edwards R340 Vacuum Pump ser # 066232103
GMI001090	KNF oil-free chem resistant single stage vacuum pump
GMI001100	HPLC machine
GMI001130	VWR Syringe Infusison Pump Model 780100, Ser # 106350
GMI001180	Savant Speed Vacuum PO1682
GMI001230	VWR 12 channel pipettor - PO1850
GMI001240	RET basic Hot Plate/Stirrer - PO 1864
GMI001250	Lateral Fireproof Filing Cabinet (PO1863)
GMI001300	explosion-proof freezer
GMI001330	Flasklink Wireless temperature monitoring system for freezers PO 2006
GMI001340	VWR Explosion Proof Freezer PO1922

GMI001420	Mettler-Toledo Lab Balance - PO#2081
GMI001450	Combiflash System S/N 207E20009
GMI001500	Fireking fireproof filing cabinet (Drug Dev)
GMI001510	Fireking fireproof filing cabinet (CR9219)
GMI001530	IKA basic stirring hotplate (P02407)
GMI001540	Used Office Furniture - Dir. Clincal Ops (CR9309)
GMI001560	Hon 700 Series Storage cabinet w/ lateral file
GMI001570	Fireking Fireprooof Cabinet with lateral files 4 drawer
GMI001580	Scotsman Flake Ice Maker with Bin (Lab)
GMI001600	Modular Furniture - Inv 8667
GMI001680	Furniture BH 10638 (used Furniture)
GMI001690	Oil Bath & Temperature Controller
GMI001700	Drying Oven for Glassware
GMI001710	Oil Bath Temperature Controller P02700
GMI001720	Buchi RotoVaporator (P02742)
GMI001730	Buchi Vacumm Pump V700 (P02746)

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made as of this 5 day of November, 2010, between ARE-QRS, INC., a Maryland corporation (“Landlord”), and GLYCOMIMETICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated as of July 1, 2010, as amended by the First Amendment to Lease dated as of September 21, 2010 (collectively, the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree that the Commencement Date of the Base Term of the Lease is July 1, 2010, the Rent Commencement Date for Base Rent and Operating Expenses is October 22, 2010 (subject to the applicable abatement set forth in Section 4(a) of the Lease), and the expiration date of the Base Term of the Lease shall be midnight on October 31, 2015. In case of a conflict between the terms of the Lease and the terms of this Acknowledgement of Commencement Date, this Acknowledgement of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:
GLYCOMIMETICS, INC., a Delaware corporation

By:	/s/ Rachel K. King
Its:	CEO

LANDLORD:
ARE-QRS CORP., a Maryland corporation

By:	/s/ Jennifer Pappas
Its:	JENNIFER PAPPAS
SVP - GENERAL COUNSEL

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of September 21, 2010 by and between ARE-QRS CORP, a Maryland corporation (“Landlord”) and GLYCOMIMETICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of July 1, 2010 (the “Lease”). Pursuant to the Lease, Tenant leases approximately 14,425 rentable square feet identified as Suite 250 in a building located at 401 Professional Drive, Gaithersburg Maryland (the “Original Premises). Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth herein to, among other things, increase the rentable area of the Original Premises by 573 rentable square feet (“Expansion Space”) to 14,998 rentable square feet.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Changes to Defined Terms. The following amendments are hereby made to definitions contained on page 1 of the Lease in the Basic Lease Provisions:

(a) The defined term “Premises” shall be deleted in its entirety and replaced with the following:

“Premises:	That portion of the Project, containing approximately 14,998 rentable square feet, as determined by Landlord, as shown on Exhibit A. Gaudreau, Inc., Landlord’s architect, has measured the area of the Premises pursuant to the 1996 Standard Method of Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association (ANSI/BOMA 265.1- 1996) (“BOMA Standards”). Tenant acknowledges receipt of such measurement and confirms that (a) Tenant has had an opportunity to confirm such measurement with an architect of its selection before the Commencement Date, and (b) such measurement shall be conclusive as to the area of the Premises. Landlord covenants and agrees, irrespective of any change in the BOMA Standards subsequent to the Commencement Date, that Landlord shall not remeasure the Premises during the Term.”

(b) The defined term “Rentable Area of the Premises” shall mean 14,998 rentable square feet;

(c) The defined term “Base Rent” shall mean $29,996 per month; and

(d) The defined term “Tenant’s Share of Operating Expenses” shall mean 23.75%.

2. Exhibit A. Exhibit A to the Lease is hereby deleted in its entirety and replaced with Exhibit A to this Second Amendment.

3. Landlord’s Work. The terms “Landlord’s Work” and “Work Letter” shall include the work of constructing the improvements to the Expansion Space described on Exhibit B hereto.

4. Broker. Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively “Broker”) in connection with the transaction reflected in this First Amendment other than Scheer Partners, Inc., and that no Broker other than Scheer Partners, Inc., who shall be paid by Landlord pursuant to a separate agreement, brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker other than Scheer Partners, Inc., claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

5. Miscellaneous.

(a) This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b) This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c) This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

(d) Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

2

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

LANDLORD:	ARE-QRS CORP.,
a Maryland corporation

	By:	/s/ Eric S. Johnson
	Its:	Eric S. Johnson
Vice President
Real Estate Legal Affairs

TENANT:	GLYCOMIMETICS, INC.,
a Delaware corporation

	By:	/s/ Rachel K. King
	Its:	CEO

3

EXHIBIT A

DESCRIPTION OF PREMISES

4

EXHIBIT B

LANDLORD’S WORK TO THE EXPANSION SPACE

5

1/8

20 FT
8'
C
C
C
C
C
C
C
D
D
CLERE-STORY WINDOW ACROSS TOP
P6
H
11 1/2
11 1/2
12
5'1/2
8

CONF ROOM

- WINDOW TYPE

- ~~PLYWOOD FIRE RATED IT ROOM~~

CLERE - STORY

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made as of December 6, 2011 by and between ARE-QRS CORP, a Maryland corporation (“Landlord”), and GLYCOMIMETICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of July 1, 2010 as amended by that certain First Amendment to Lease dated as of September 21, 2010 (the “Lease”). Pursuant to the Lease, Tenant leases approximately 14,998 rentable square feet in a building located at 401 Professional Drive, Gaithersburg, Maryland (the “Initial Premises). Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth herein, to, among other things, expand the Initial Premises to include 2,044 rentable square feet of space located on the second floor of the Building as depicted on Exhibit A hereto (“Second Expansion Premises”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Second Expansion Premises. Effective as of the Second Expansion Premises Commencement Date (defined in Section 3 below), the Initial Premises shall be expanded to include the Second Expansion Premises and Exhibit A to this Second Amendment is hereby added to Exhibit A to the Lease.

2. Changes to Defined Terms. Effective as of the Second Expansion Premises Commencement Date, the following amendments are hereby made to definitions contained on page 1 of the Lease in the Basic Lease Provisions:

(a) The defined term “Premises” shall be deleted in its entirety and replaced with the following:

“Premises:	That portion of the Project, containing approximately 17,042 rentable square feet, as determined by Landlord, as shown on Exhibit A consisting of (i) approximately 14,998 rentable square feet of space (the “Initial Premises”) and (ii) approximately 2,044 rentable square feet of space (“Second Expansion Premises”).”

(b) The defined term “Rentable Area of the Premises” shall mean 17,042 rentable square feet; and

(c) The defined term “Tenant’s Share of Operating Expenses” shall mean 26.98%.

(d) The defined term “Base Term” shall be deleted in its entirety and replaced with the following:

“Base Term: With respect to the Initial Premises commencing on July 1, 2010 and ending on October 31, 2015. With respect to the Second Expansion Premises, commencing on the Second Expansion Premises Commencement Date and ending on October 31, 2015.”

3. Delivery of the Second Expansion Premises. Landlord shall use reasonable efforts to deliver the Second Expansion Premises to Tenant on or before January 1, 2012 (“Delivery” or “Deliver”) with Landlord’s Second Expansion Work (defined below) substantially complete. If Landlord fails to timely Deliver the Second Expansion Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease with respect to the Second Expansion Premises shall not be void or voidable. For the purposes of this Section 3, “Landlord’s Second Expansion Work” shall mean the following work items to be done within the Second Expansion Premises using Building standard materials selected by Landlord: (a) install new carpeting; (b) paint the interior; (c) replace ceiling tiles; (d) replace light lenses; (e) install a door or cased opening connecting the Second Expansion Premises to the Initial Premises; and (f) construct one office in the location shown on Exhibit B hereto. Other than Landlord’s Second Expansion Work, Landlord shall have no obligation to perform any work at the Building in connection with Tenant’s occupancy of the Second Expansion Premises or obtain any permits, approvals or entitlements related to Tenant’s specific use of the Second Expansion Premises or Tenant’s business operations therein.

The “Second Expansion Premises Commencement Date” shall be the date that Landlord Delivers the Second Expansion Premises to Tenant. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Second Expansion Premises Commencement Date when the same is established in a form substantially similar to the form of the “Acknowledgement of Commencement Date” attached to the Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

Except as set forth in this Second Amendment, if applicable: (i) Tenant shall accept the Second Expansion Premises in their condition as of the Second Expansion Premises Commencement Date; (ii) Landlord shall have no obligation for any defects in the Second Expansion Premises; and (iii) Tenant’s taking possession of the Second Expansion Premises shall be conclusive evidence that Tenant accepts the Second Expansion Premises and that the Second Expansion Premises were in good condition at the time possession was taken.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Second Expansion Premises, and/or the suitability of the Second Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Second Expansion Premises are suitable for the Permitted Use.

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The Second Expansion Premises shall be used only for the Permitted Use under the Lease in compliance with the provisions of Section 7 thereof.

4. Base Rent. Tenant shall continue to pay Base Rent with respect to the Initial Premises at the rates set forth in the Lease. Notwithstanding anything to the contrary in the Lease, commencing on the Second Expansion Premises Commencement Date, Base Rent with respect to the Second Expansion Premises shall be payable at the rate of $2,555 per month and shall thereafter be increased in accordance with Section 4 of the Lease.

5. Broker. Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively “Broker”) in connection with the transaction reflected in this Second Amendment, and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

6. Miscellaneous.

(a) This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b) This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c) This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

(d) Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

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[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

LANDLORD:	ARE-QRS CORP.,
a Maryland corporation

	By:	/s/ Jennifer Pappas
	Its:	JENNIFER PAPPAS
SVP – GENERAL COUNSEL

TENANT:	GLYCOMIMETICS, INC.,
a Delaware corporation

	By:	/s/ Rachel K. King
	Its:	CEO

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EXHIBIT A

DESCRIPTION OF SECOND EXPANSION PREMISES

EXHIBIT A
DESCRIPTION OF SECOND EXPANSION PREMISES

GLASS WASH/
AUTOCLAVE

401 Professional Drive
Gaithersburg, Maryland

Second Floor Plan

15 Feb. 2011

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EXHIBIT B

OFFICE DEPICTION

NEW OFFICE
GLASS WASH/
AUTOCLAVE

401 Professional Drive
Gaithersburg, Maryland

Second Floor Plan

15 Feb, 2011
Gaudreau, Inc.

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